Exhibit 10.1

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is dated as of the   4th   day of November, 2020, by and between Bank of America, N.A. (the “Bank”) and Hooker Furniture Corporation, a Virginia corporation, Bradington-Young, LLC, a Virginia limited liability company, Sam Moore Furniture LLC, a Virginia limited liability company, and Home Meridian Group, LLC, a Virginia limited liability company (collectively, the “Borrowers,” and individually, a “Borrower”).

The Borrowers and the Bank are parties to a Second Amended and Restated Loan Agreement dated as of September 29, 2017, as amended by a First Amendment to Second Amended and Restated Loan Agreement dated as of January 31, 2019 (as so amended, the “Existing Loan Agreement”), and they now desire to amend certain provisions of the Existing Loan Agreement as provided herein.

Accordingly, for and in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which consideration are hereby mutually acknowledged, the Borrowers and the Bank hereby agree as follows:

1.     Capitalized Terms; Effective Date. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Existing Loan Agreement, as amended by this Amendment (the Existing Loan Agreement, as amended by this Amendment, being hereinafter referred to as the “Loan Agreement”). Except as expressly provided to the contrary herein, all amendments to the Existing Loan Agreement set forth herein shall be effective as of the date of this Amendment.

2.     Amendments to Existing Loan Agreement. The following provisions of the Existing Loan Agreement are amended as follows:

2.1.     Letters of Credit under Facility No. 1. Section 1.5(a) and (b) of the Existing Loan Agreement are amended to read as follows:

“(a)     As a subfeature under Facility No. 1, the Bank may from time to time up to and including the Facility No. 1 Expiration Date, issue letters of credit for the account of the Borrowers; provided, however, that the form and substance of each application for a letter of credit and each letter of credit shall be subject to approval by the Bank, which approval shall not be unreasonably withheld or delayed; and provided further that the aggregate undrawn amount of all outstanding letters of credit shall not at any time exceed $10,000,000. Issuance of workers’ compensation letters of credit shall be subject to validation and approval of modifier and loss reserve by the Bank. Each letter of credit shall be issued for a term not to exceed 366 days, as designated by the Borrowers, provided, however, that the Bank shall not be obligated to issue a letter of credit that would have an expiration date subsequent to the Facility No. 1 Expiration Date. Each draft or other demand for payment paid by the Bank under a letter of credit shall be deemed an advance under the line of credit and shall be repaid in accordance with the terms of the line of credit; provided however, that if the line of credit is not available for any reason whatsoever, at the time any draft or demand is paid by the Bank, or if advances are not available under the line of credit in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts or demand shall be immediately due and payable, together with interest thereon from the date such amount is paid by the Bank to the date such amount is fully repaid by the Borrowers at the rate of interest applicable to advances under Facility No. 1. In such event, the Bank, in its sole discretion, may debit any account maintained by the Borrowers with the Bank for the amount of any such drawing. The Borrowers agree to deposit in a cash collateral account with the Bank an amount equal to the aggregate outstanding undrawn face amount of all letters of credit which remain outstanding on the Facility No. 1 Expiration Date. The Borrowers grant a security interest in such cash collateral account to the Bank to secure the Obligations of the Borrowers. Amounts held in such cash collateral account shall be applied by the Bank to the payment of drafts drawn under such letters of credit and to the obligations and liabilities of the Borrowers to the Bank, in such order of application as the Bank may in its sole discretion elect.

(b)     The amount of any letters of credit outstanding under Facility No. 1 at any one time (including the drawn and unreimbursed amounts of the letters of credit) may not exceed $10,000,000 in the aggregate.”

3.     No Other Amendments; Reaffirmation by Borrowers. Except as expressly amended hereby, the terms of the Loan Agreement shall remain in full force and effect in all respects, and each Borrower hereby reaffirms its obligations under the Loan Agreement and under each of the other Loan Documents to which it is a party.

4.     References. All references in the Loan Agreement to “this Agreement,” “herein,” “hereunder” or other words of similar import, and all references to the “Loan Agreement” or similar words in the other Loan Documents, or any other document or instrument that refers to the Loan Agreement, shall be deemed to be references to the Loan Agreement as amended by this Amendment.

5.     Expenses. The Borrowers hereby agree to pay all costs and expenses incurred by the Bank in connection with the preparation of this Amendment and the consummation of the transactions described herein, including, without limitation, the reasonable attorneys’ fees and expenses of the Bank.

6.     Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, without reference to conflicts of law principles.

7.     Counterparts; Electronic Delivery. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument. Delivery by any party to this Amendment of its signatures hereon through facsimile or other electronic image file (including .pdf) (i) may be relied upon as if this Amendment were physically delivered with an original hand-written signature of such party, and (ii) shall be binding on such party for all purposes.

8.     Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signatures begin on following page]

IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Amendment to be duly executed under seal, all as of the day and year first above written.

Bank:	Borrowers:
Bank of America, N.A. By: Colleen Landau Name: Colleen Landau Title: Vice President

Hooker Furniture Corporation

By: Paul A. Huckfeldt                (Seal)

Name: Paul A. Huckfeldt

Title: Chief Financial Officer and Senior Vice President - Finance and Accounting

Bradington-Young, LLC

By: Paul A. Huckfeldt                (Seal)

Name: Paul A. Huckfeldt

Title: Chief Financial Officer and Senior Vice President - Finance and Accounting

Sam Moore Furniture LLC

By: Paul A. Huckfeldt                (Seal)

Name: Paul A. Huckfeldt

Title: Chief Financial Officer and Senior Vice President - Finance and Accounting

Home Meridian Group, LLC

By: Paul A. Huckfeldt (Seal)

Name: Paul A. Huckfeldt

Title: Chief Financial Officer and Senior Vice President - Finance and Accounting